Exhibit 10.11

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

AMENDED AND RESTATED

WARRANT AGREEMENT

To Purchase Shares of the Series A Preferred Stock of

Aegerion Pharmaceuticals, Inc.

Dated as of September 29, 2008 (the “Effective Date”)

WHEREAS, Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Senior Loan and Security Agreement, dated as of March 30, 2007 (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the Company granted to Warrantholder the right to purchase shares of its Series A Preferred Stock pursuant to a Warrant Agreement (the “Original Warrant Agreement”);

WHEREAS, on the date hereof the Company and the Warrantholder are entering into an amendment to the Loan Agreement (the “First Amendment”) to, among other things, extend the Maturity Date thereunder; and

WHEREAS, in connection with the First Amendment, the Company and the Warrantholder wish to amend and restate the Original Warrant Agreement in the form of this Amended and Restated Warrant Agreement (this “Agreement”).

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the First Amendment to the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

1. GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 118,715 fully paid and non-assessable shares (the “Shares”) of the Preferred Stock (as defined below) at the exercise price of $3.58 (as adjusted for stock splits, dividends, recapitalizations and similar events) (the “Exercise Price”). The number and Exercise Price of such shares are subject to adjustment as provided in Section 8.

As used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1933, as amended.

“Charter” means the Company’s Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Company’s common stock.

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“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”);

“Merger Event” means a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity.

“Preferred Stock” means the Series A Preferred Stock of the Company and any other stock into or for which the Series A Preferred Stock may be converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock.

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price multiplied by the number of shares of Preferred Stock requested to be purchased.

2. TERM OF THE AGREEMENT.

Except as otherwise provided for herein, the term of this Agreement and the right to purchase Preferred Stock as granted herein (the “Warrant”) shall commence September 30, 2007, and shall be exercisable for a period ending upon the earlier of (i) a Merger Event in which the consideration consists entirely of cash and/or public securities that are freely tradable by the Warrantholder or (ii) the later to occur of (a) ten (10) years after the Effective Date or (b) five (5) years after the Initial Public Offering.

3. EXERCISE OF THE PURCHASE RIGHTS.

(a) Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Preferred Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

X = Y(A-B)
A

Where:	X =	the number of Shares to be issued to the Warrantholder.

	Y =	the number of Shares requested to be exercised under this Agreement.

	A =	the fair market value of one (1) Share at the time of issuance of such Shares.

	B =	the Exercise Price.

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For purposes of the above calculation, current fair market value of Shares shall mean with respect to each Share:

(i) if the exercise is in connection with an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per Share shall be the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering;

(ii) if the exercise is after, and not in connection with, an Initial Public Offering, and:

(1) if the Common Stock is traded on a securities exchange, the fair market value per Share shall be deemed to be the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

(2) if the Common Stock is actively traded over-the-counter, the fair market value per Share shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the ten (10) day period ending three days before the day the current fair market value of the securities is being determined;

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in The NASDAQ Stock Market or the over-the-counter market, the current fair market value per Share shall be determined in good faith by its Board of Directors, unless the Company shall become subject to a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value per Share shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

4. RESERVATION OF SHARES.

During the term of this Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Preferred Shares available hereunder.

5. NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the applicable Exercise Price then in effect.

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6. NO RIGHTS AS SHAREHOLDER.

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company until this Agreement shall have been exercised and the shares purchasable upon such exercise shall have become deliverable, and then only with respect to such shares.

7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

8. ADJUSTMENT RIGHTS.

Each Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Agreement shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Agreement shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Preferred Stock payable in Preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

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(ii) make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. Additional antidilution rights applicable to the Preferred Stock purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Preferred Stock issuable hereunder as if such Preferred Stock were issued and outstanding. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter that materially affects the rights of the Preferred Stock. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this Agreement and the Company’s Charter. To the extent of any such duplication or any conflict between this Section 8 and the Company’s Charter, the provisions of the Company’s Charter control.

(f) Notice of Adjustments. Whenever an adjustment to the Exercise Price or the number of shares of Preferred Stock issuable upon exercise of this Agreement is made pursuant to this Section 8, the Company shall send to the Warrantholder a notice setting forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of such adjustment, (iii) the method by which such adjustment was calculated, (iv) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall cause such notice to be mailed (by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid) within thirty (30) days of such adjustment addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws and applicable agreements to which the Company or its security holders are parties. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Preferred Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock and the Common Stock into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) is not inconsistent with the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability).

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

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(d) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws.

(e) Other Commitments to Register Securities. Except as set forth in this Agreement and that certain Investor Rights Agreement by and between the Company and the parties named therein dated as of December 15, 2005 and except for an additional 4,140,000 shares of Common Stock outstanding, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Preferred Stock upon exercise of this Agreement, and the issuance of the Common Stock upon conversion of the Preferred Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g) Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Agreement, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming, if true, the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE WARRANTHOLDER.

This Agreement has been entered into by the Company in reliance upon the following representations, warranties and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Agreement is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act has been taken, or (B) an exemption from the registration requirements of the Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on

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transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Agreement or for such shares of Preferred Stock not bearing any restrictive legend.

(d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Agreement or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(f) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(g) Diligence. Warrantholder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities.

11. LEGEND. It is understood that this Warrant, all shares of Preferred Stock issued upon exercise of this Warrant and all shares of Common Stock issued upon conversion thereof (unless registered under the Act and any applicable state securities laws) may bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

12. TRANSFERS.

Subject to the terms and conditions contained in Section 10, this Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, that, prior to an Initial Public Offering, in no event shall the number of transfers of the rights and interests in this Agreement exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

13. MISCELLANEOUS.

(a) Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

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(c) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(e) Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: Chief Legal Officer

400 Hamilton Avenue

Palo Alto, CA 94301

Facsimile: 650-473-9194

Telephone: 650-289-3060

With a copy to:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Attention: Bryan Jadot and Parag Shah

2 Oliver Street, Suite 611

Boston, MA 02109

Facsimile: 617-330-9131

Telephone: 617-261-6552

If to the Company:

Aegerion Pharmaceuticals, Inc.

Attention: William Lewis, Chief Financial Officer

1140 Route 22 East, Suite 304

Bridgewater, NJ 08807

Facsimile: 908-541-1155

Telephone: 908-704-1300

With a copy to:

GOODWIN PROCTER LLP

Attention: Mark D. Smith, Esq.

53 State Street

Boston, MA 02109

Facsimile: 617-523-1231

Telephone: 617-570-1750

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or to such other address as each party may designate for itself by like notice. A notice delivered to the Company or Warrantholder shall be valid despite the failure to deliver a copy of such notice to any other person.

(f) Entire Agreement; Amendments. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(g) Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(h) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Agreement and, specifically, the provisions of Sections 13(n), 13(o) and 13(p).

(i) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(j) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(k) Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder or the Company, as applicable, and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(l) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(m) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 13(g), and shall be deemed effective and received as set forth in Section 13(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(n) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Borrower and Lender; Claims that arise

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out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement. If this jury waiver is for any reason unenforceable, all disputes shall be resolved by binding arbitration conducted under the commercial arbitration rules of the American Arbitration Association in Palo Alto, California.

(o) Specific Performance. Warrantholder and Company agree that either may be irreparably damaged by any breach or threatened breach of this Agreement. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by Warrantholder or Company, the other party shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof. Warrantholder and Company each waives the claim or defense that it has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(p) Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Warrant Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	AEGERION PHARMACEUTICALS, INC.

	By:	/s/ William H. Lewis

	Title:	Chief Financial Officer

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ K. Nicholas Martitsch

	Title:	Associate General Counsel

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EXHIBIT I

NOTICE OF EXERCISE

To:	Aegerion Pharmaceuticals, Inc.

(1)	The undersigned Warrantholder hereby elects to purchase shares of the Series A Preferred Stock of Aegerion Pharmaceuticals, Inc., pursuant to the terms of the Amended and Restated Warrant Agreement dated as of the day of 2008 (the “Agreement”) between Aegerion Pharmaceuticals, Inc. and the Warrantholder, and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	In exercising its rights to purchase the Series A Preferred Stock of Aegerion Pharmaceuticals, Inc., the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 10 of the Agreement.

(3)	Please issue a certificate or certificates representing said shares of Series A Preferred Stock in the name of the undersigned or in such other name as is specified below.

(Name)

(Address)

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Title:

Date:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned Aegerion Pharmaceuticals, Inc., hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase          shares of the Series A Preferred Stock of Aegerion Pharmaceuticals, Inc., pursuant to the terms of the Amended and Restated Warrant Agreement, and further acknowledges that          shares remain subject to purchase under the terms of the Amended and Restated Warrant Agreement.

COMPANY:	AEGERION PHARMACEUTICALS, INC.

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Amended and Restated Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Amended and Restated Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Amended and Restated Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Amended and Restated Warrant Agreement.

FIRST AMENDMENT

TO

AMENDED AND RESTATED WARRANT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED WARRANT AGREEMENT (this “Amendment”) is entered into as of July 2, 2009, by and between HERCULES TECHNOLOGY GROWTH CAPITAL, INC. (“Holder”) and AEGERION PHARMACEUTICALS, INC. (“Company”).

RECITALS

A. Company and Holder are parties to an Amended and Restated Warrant Agreement dated as of September 29, 2008, (the “Warrant”). Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Warrant.

B. In connection to the execution of the Second Amendment to Loan and Security Agreement by and between Company and Holder on even date herewith, the parties desire to amend the Warrant in accordance with the terms of this Amendment. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Warrant.

NOW, THEREFORE, the parties agree as follows:

1. The first paragraph of Section 1 of the Warrant is amended in its entirety to read as follows:

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, the number of shares of fully paid and non-assessable Preferred Stock (as defined below) equal to the quotient derived by dividing $720,225 by the Exercise Price. The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

2. The defined terms “Exercise Price” and “Preferred Stock” set forth in Section 1 of the Warrant are amended to read as follows:

“Exercise Price” means the lower of: (i) $1.8599 per share or (ii) the price per share of Preferred Stock paid in the next Qualified Offering, if any (in each case, as adjusted for stock splits, dividends, recapitalizations and similar events). For clarity, upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Exercise Price” shall mean the applicable conversion price of the Preferred Stock at the time of such conversion (as adjusted for stock splits, dividends, recapitalizations and similar events). For purposes hereof, “applicable conversion price” shall mean the base liquidation value (i.e., original issuance price) per share of Preferred Stock (as adjusted for stock splits, dividends, recapitalizations and similar events) divided by the number of shares of Common Stock into which one share of Preferred Stock is then convertible. As of the date of this Amendment, the applicable conversion price of the Company’s Series A Preferred Stock is $2.736780.

“Preferred Stock” means, at the option of Warrantholder, (i) the Series A Preferred Stock of the Company and any other stock into or for which the Series A Preferred Stock may be converted or exchanged, or (ii) equity securities of the type and series issued by the Company in the next financing closed after June 30, 2009 in which the Company receives gross proceeds of at least $20,000,000 (the “Qualified Offering”) and any other stock into or for which such equity securities may be converted or exchanged, and upon and after the occurrence of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock.”

3. Section 8(b) of the Warrant is amended in its entirety to read as follows:

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by conversion, combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such conversion combination, reclassification, exchange, subdivision or other change, and the Exercise Price shall be similarly proportionately adjusted.”

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Amended and Restated Warrant Agreement as of the first date above written.

AEGERION PHARMACEUTICALS, INC.

By:	/s/ William H. Lewis
Title:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ K. Nicholas Martitsch
Title:	Associate General Counsel